EXTENDED STAY AMERICA ANNOUNCES THIRD QUARTER 2016 RESULTS

-Third Quarter Net Income of $57.1 million
-Third Quarter Adjusted EBITDA1 of $185.7 million
-Third Quarter Total Revenues of $354.5 million
-Third Quarter Comparable Hotel2 Total Revenues Increase 3.9%
-Third Quarter Comparable Hotel Operating Margin1 Expands 150 basis points
-Updates 2016 Guidance

CHARLOTTE, N.C. - October 25, 2016 (BUSINESS WIRE) - Extended Stay America, Inc. and ESH Hospitality, Inc. (NYSE:STAY) (together, the “Company”) today announced consolidated results for the quarter ended September 30, 2016.
Third Quarter 2016 Highlights

•	Comparable Hotel total revenues grew 3.9% to $354.5 million

•	Comparable Hotel Revenue Per Available Room (“RevPAR”) grew 3.7% to $54.65

•	Comparable Hotel Adjusted EBITDA increased 7.4% to $185.7 million

•	Adjusted Paired Share Income[1] of $71.5 million, or $0.36 per diluted Paired Share[1]
Nine Months 2016 Highlights

•	Comparable Hotel total revenues grew 4.4% to $974.9 million

•	Comparable Hotel RevPAR grew 3.9% to $50.47

•	Comparable Hotel Adjusted EBITDA increased 4.7% to $473.2 million

•	Adjusted Paired Share Income of $160.3 million, or $0.79 per diluted Paired Share
Extended Stay America’s Chief Executive Officer, Gerry Lopez, commented, “We were pleased with our performance in the third quarter, as our RevPAR growth ran ahead of our closest competitive chain-scales - Economy and Midscale - as well as above the industry.   We were able to show property level flow through over 90%, driving strong EBITDA growth and expanding Comparable Hotel Operating Margin by 150 basis point.”

1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).
2 Comparable Hotels include 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and nine months ended September 30, 2016 and 2015.

Mr. Lopez continued, “In addition to our strong financial and operating performance during the quarter, we were pleased to make progress on other initiatives. These included refinancing the balance sheet with flexible, long dated, low cost debt, and providing strong capital returns through both dividends and share repurchases. We also began to execute on our real estate monetization strategy we discussed at our Investor Day earlier this year. Lastly, we were very gratified that corporate travel managers voted us the #1 mid-priced extended stay hotel brand this year with Business Travel News, showing the strong progress we have made with corporate guests.”
Financial and Operating Results
Total revenues for the three months ended September 30, 2016 were $354.5 million while Comparable Hotel total revenues increased by 3.9% over the same period in 2015. Total revenues for the nine months ended September 30, 2016 were $974.9 million while Comparable Hotel total revenues increased by 4.4% over the same period in 2015.
RevPAR for the three months ended September 30, 2016 grew 7.5% over the same period in 2015, driven by an improvement in average daily rate (“ADR”) of 6.0%. Occupancy increased to 79.4% compared to 78.3% in the same period in 2015. Comparable Hotel RevPAR grew 3.7% during the quarter to $54.65 driven by a 2.4% increase in ADR and a 100 basis point increase in occupancy. RevPAR for the nine months ended September 30, 2016 increased 7.5% over the same period in 2015, driven by a 7.6% increase in ADR. Occupancy declined to 75.2% compared to 75.3% in the same period in 2015. Comparable Hotel RevPAR grew 3.9% during the first nine months of the year to $50.47 driven by a 4.0% increase in ADR, partially offset by a 10 basis point decrease in occupancy.
Hotel Operating Margin for the three months ended September 30, 2016 was 58.4% compared to 56.2% in the same period in 2015. Comparable Hotel Operating Margin increased 150 basis points over the same period in 2015. Comparable Hotel operating margin flow-through, defined as the change in Comparable Hotel Operating Profit1 divided by the change in Comparable Hotel total revenues, was 94.7%. Comparable Hotel Operating Margin for the nine months ended September 30, 2016 was 55.1% compared to 55.4% in the same period in 2015.
Net income for the three months ended September 30, 2016 was $57.1 million compared to $58.2 million in the same period in 2015. Net income decreased due to the 53 hotel portfolio sale in December 2015, an increase in depreciation expense due to renovations, and higher interest expense due to debt extinguishment costs related to our refinancing activity during the quarter, partially offset by a decrease in income tax expense. Income tax expense for the three months ended September 30, 2016 was $15.9 million compared to $21.3 million in the same period in 2015. Net income for the nine months ended September 30, 2016 was $133.2 million compared to $150.9 million in the same period in 2015. Income tax expense for the nine months ended September 30, 2016 was $26.2 million compared to $48.1 million in the same period in 2015.

Adjusted EBITDA for the three months ended September 30, 2016 was $185.7 million. Adjusted EBITDA excludes non-cash equity-based compensation of $3.0 million, an impairment charge of $2.8 million, and loss on disposal of assets and other net expenses of $2.4 million. Comparable Hotel Adjusted EBITDA increased $12.8 million or 7.4% during the quarter over the same period in 2015. Adjusted EBITDA for the nine months ended September 30, 2016 was $473.2 million. Adjusted EBITDA excludes non-cash equity based compensation of $8.6 million, an impairment charge of $2.8 million, loss on disposal of assets and other net expenses of $6.6 million. Comparable Hotel Adjusted EBITDA increased $21.4 million or 4.7% during the nine months ended September 30, 2016 over the same period in 2015.
Adjusted Paired Share Income for the three months ended September 30, 2016 was $71.5 million, or $0.36 per diluted Paired Share, compared to $66.6 million, or $0.33 per diluted Paired Share, in the same period in 2015. Adjusted Paired Share Income for the nine months ended September 30, 2016 was $160.3 million, or $0.79 per diluted Paired Share, compared to $163.8 million, or $0.80 per diluted Paired Share, in the same period in 2015. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.
Capital and Asset Sales
The Company invested $56.5 million in capital expenditures during the third quarter of 2016 which includes $23.9 million in renovation capital and $28.9 million in maintenance capital. The Company completed 17 hotel renovations in the third quarter of 2016, bringing the total number of renovated hotels to 547. For the nine months ended September 30, 2016, the Company invested $166.5 million in capital expenditures.
In October, the Company executed a purchase and sale agreement to divest one property for $44.8 million. The Company expects to lease back the property at nominal rent for approximately 18 to 24 months and expects to receive all operating income from this hotel in 2017. This transaction is currently in due diligence and the Company expects it to close in December 2016. Separately, the Company has executed a purchase and sale agreement to divest its three Extended Stay Canada hotels for CAD $76.0 million. This transaction is also in due diligence and the Company expects it to close in the first quarter of 2017.
Distribution and Share Repurchases
On October 25, 2016, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc., declared cash distributions totaling $0.19 per Paired Share for the third quarter of 2016. The distributions are payable on November 22, 2016 to shareholders of record as of November 8, 2016.

During the third quarter of 2016, the Company repurchased approximately 0.6 million Paired Shares for an aggregate purchase price of approximately $9.2 million. The Company also announced the purchase of 1.95 million Paired Shares for $27.6 million on September 29, 2016 that closed on October 4, 2016. As of October 24, 2016 the Company had $102.8 million in repurchase authorization remaining.
2016 Outlook
The Company’s outlook for 2016 is updated as follows:

Full Year 2016	Updated Outlook		Previous Outlook
in millions, except %	Low	High	Low	High

Total Revenues	$1,261	$1,267	$1,257	$1,272
Comparable Hotel Revenue % Δ	3.6%	4.1%	3.25%	4.5%
Net Income	$153	$166	$162	$188
Adjusted EBITDA	$601	$606	$595	$610
Comparable Hotel Adjusted EBITDA % Δ	4.7%	5.6%	3.6%	6.2%
Depreciation and Amortization	$218	$223	$215	$220
Net Interest Expense	$164	$166	$153	$158
Effective Tax Rate	17.5%	18.5%	15.0%	16.0%
Capital Expenditures	$220	$235	$240	$260
Renovation Capital	$100	$110	$120	$135
Webcast and Conference Call Details
The Company will host a conference call on Tuesday, October 25, 2016 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.
Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until November 8, 2016, and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13647092.
Disclosure Regarding Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures, including those provided on a Comparable Hotel basis, provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies.

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under U.S. GAAP. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of operating profit, net income, net income per share or cash flow provided by operating activities calculated in accordance with U.S. GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s consolidated financial results prepared in accordance with U.S. GAAP.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2016 outlook, expected performance, free cash flow, debt reduction, distribution growth and other growth opportunities, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from future results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 23, 2016 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.
About Extended Stay America
Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 629 hotels in the U.S. and Canada comprising approximately 69,400 rooms and employs over 8,400 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.esa.com for more information about the Company and its services.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@esa.com	tatkins@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2016	2015	% Variance		2016	2015	% Variance
			REVENUES:
$349,076	$355,445	(1.8)%	Room revenues	$960,046	$974,127	(1.4)%
5,445	5,071	7.4%	Other hotel revenues	14,822	14,291	3.7%

354,521	360,516	(1.7)%	Total revenues	974,868	988,418	(1.4)%

			OPERATING EXPENSES:
149,860	159,049	(5.8)%	Hotel operating expenses	444,498	450,543	(1.3)%
24,612	24,373	1.0%	General and administrative expenses	73,552	73,909	(0.5)%
55,955	52,268	7.1%	Depreciation and amortization	164,274	151,980	8.1%
2,756	9,011	(69.4)%	Impairment of long-lived assets	2,756	9,011	(69.4)%

233,183	244,701	(4.7)%	Total operating expenses	685,080	685,443	(0.1)%

2	3	(33.3)%	OTHER INCOME	20	44	(54.5)%

121,340	115,818	4.8%	INCOME FROM OPERATIONS	289,808	303,019	(4.4)%

(305)	1,143	(126.7)%	OTHER NON-OPERATING (INCOME) EXPENSE	(1,069)	2,035	(152.5)%

48,713	35,157	38.6%	INTEREST EXPENSE, NET	131,462	101,975	28.9%

72,932	79,518	(8.3)%	INCOME BEFORE INCOME TAX EXPENSE	159,415	199,009	(19.9)%

15,867	21,293	(25.5)%	INCOME TAX EXPENSE	26,211	48,119	(45.5)%

57,065	58,225	(2.0)%	NET INCOME	133,204	150,890	(11.7)%

(10,509)	(20,569)	(48.9)%	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	(8,873)	(33,703)	(73.7)%

$46,556	$37,656	23.6%	NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$124,331	$117,187	6.1%

$0.23	$0.18		NET INCOME PER COMMON SHARE - DILUTED	$0.61	$0.57

200,696	204,685		WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING - DILUTED	202,252	204,538

(1) Noncontrolling interest in Extended Stay America, Inc. include approximately 45% of ESH REIT's common equity.

			CONSOLIDATED BALANCE SHEET DATA
			AS OF SEPTEMBER 30, 2016 AND DECEMBER 31, 2015
			(In thousands)
			(Unaudited)

				September 30,	December 31,
				2016	2015
			Cash and cash equivalents	$149,835	$373,239
			Restricted cash	$21,576	$84,416
			Total assets	$4,256,936	$4,528,900
			Total debt, net of unamortized deferred financing costs and debt discount (1)	$2,587,901	$2,783,590
			Total equity	$1,447,693	$1,488,357

			(1) Unamortized deferred financing costs and debt discounts totaled approximately $58.3 million and $35.2 million as of September 30, 2016 and December 31, 2015, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2016	2015	Variance			2016	2015	Variance
629	682	(53)		Number of hotels (as of September 30) (1)	629	682	(53)
69,383	76,000	(6,617)		Number of rooms (as of September 30) (1)	69,383	76,000	(6,617)
79.4%	78.3%	110 bps		Occupancy	75.2%	75.3%	(10) bps
$68.84	$64.95	6.0%		ADR	$67.09	$62.38	7.6%
$54.65	$50.83	7.5%		RevPAR	$50.47	$46.95	7.5%

				Hotel Inventory (as of September 30):
547	413	134		Renovated Extended Stay America (2)	547	413	134
82	222	(140)		Unrenovated Extended Stay America and other (1)	82	222	(140)
—	47	(47)		Crossland Economy Studios (1)	—	47	(47)
629	682	(53)		Total number of hotels	629	682	(53)

				Renovation Displacement Data (in thousands, except percentages):
6,383	6,993	(610)		Total available room nights	19,015	20,747	(1,732)
64	128	(64)		Room nights displaced from renovation	243	231	12
1.0%	1.8%	(80	) bps	% of available room nights displaced	1.3%	1.1%	20	bps

COMPARABLE HOTEL OPERATING METRICS (3)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2016	2015	Variance			2016	2015	Variance
629	629	—		Number of hotels	629	629	—
69,383	69,383	—		Number of rooms	69,383	69,383	—
79.4%	78.4%	100 bps		Comparable Hotel Occupancy	75.2%	75.3%	(10) bps
$68.84	$67.22	2.4%		Comparable Hotel ADR	$67.09	$64.54	4.0%
$54.65	$52.70	3.7%		Comparable Hotel RevPAR	$50.47	$48.59	3.9%

				Comparable Hotel Inventory:
547	413	134		Renovated Extended Stay America (2)	547	413	134
82	216	(134)		Unrenovated Extended Stay America and other	82	216	(134)
629	629	—		Comparable Hotel number of hotels	629	629	—

				Comparable Hotel Renovation Displacement Data (in thousands, except percentages):
6,383	6,383	—		Comparable Hotel available room nights	19,015	18,944	71
64	128	(64)		Comparable Hotel room nights displaced from renovation	243	231	12
1.0%	2.0%	(100	) bps	% of Comparable Hotel available room nights displaced	1.3%	1.2%	10	bps

(1) In December 2015, the Company sold a portfolio of 53 hotel properties, six of which were included in "Unrenovated Extended Stay America and other" and 47 of which were included in "Crossland Economy Studios" as of September 30, 2015.

(2) Includes three Extended Stay Canada-branded hotels.

(3) Comparable Hotel operating metrics include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and nine months ended September 30, 2016 and 2015.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2016		2015			2016		2015
$57,065		$58,225		Net income	$133,204		$150,890
48,713		35,157		Interest expense, net	131,462		101,975
15,867		21,293		Income tax expense	26,211		48,119
55,955		52,268		Depreciation and amortization	164,274		151,980
177,600		166,943		EBITDA	455,151		452,964
3,016		3,021		Non-cash equity-based compensation	8,635		7,940
(305)		1,143		Other non-operating (income) expense	(1,069)		2,035
2,756		9,011		Impairment of long-lived assets	2,756		9,011
2,666	(1)	1,290	(2)	Other expenses	7,718	(3)	4,034	(4)
$185,733		$181,408		Adjusted EBITDA	$473,191		$475,984
2.4%				% growth	(0.6)%

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA(5)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2016		2015			2016		2015
$57,065		$58,225		Net income	$133,204		$150,890
48,713		35,157		Interest expense, net	131,462		101,975
15,867		21,293		Income tax expense	26,211		48,119
55,955		52,268		Depreciation and amortization	164,274		151,980
177,600		166,943		EBITDA	455,151		452,964
—		(8,511)		Adjusted Property EBITDA of hotels not owned for entirety of periods presented	—		(24,191)
3,016		3,021		Non-cash equity-based compensation	8,635		7,940
(305)		1,143		Other non-operating (income) expense	(1,069)		2,035
2,756		9,011		Impairment of long-lived assets	2,756		9,011
2,666	(1)	1,290	(2)	Other expenses	7,718	(3)	4,034	(6)
$185,733		$172,897		Comparable Hotel Adjusted EBITDA	$473,191		$451,793
7.4%				% growth	4.7%

(1) Includes loss on disposal of assets of approximately $2.2 million and costs incurred in connection with the October 2016 secondary offering of approximately $0.4 million.

(2) Includes loss on disposal of assets of approximately $1.3 million.

(3) Includes loss on disposal of assets of approximately $7.2 million, costs incurred in connection with the October 2016 secondary offering of approximately $0.4 million and transaction costs of approximately of $0.1 million due to the revision of an estimate related to the sale of 53 hotel properties.

(4) Includes loss on disposal of assets of approximately $3.3 million and costs incurred in connection with the preparation of the registration statement filed in June 2015 of approximately $0.7 million.

(5) Comparable Hotel Adjusted EBITDA includes the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and nine months ended September 30, 2016 and 2015.

(6) Includes loss on disposal of assets of approximately $3.3 million, $0.2 million of which relates to hotels not owned for entirety of periods presented, and costs incurred in connection with the preparation of the registration statement filed in June 2015 of approximately $0.7 million.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO PAIRED SHARE
INCOME, ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In thousands, expect per Paired Share data)
(Unaudited)

Three Months Ended September 30,					Nine Months Ended September 30,
2016		2015			2016		2015
$46,556		$37,656		Net income attributable to common shareholders	$124,331		$117,187
10,505		20,565		Noncontrolling interests attributable to Class B common shares of ESH REIT	8,861		33,691
57,061		58,221		Paired Share Income	133,192		150,878
14,058		—		Debt extinguishment costs	26,161		2,283
(305)		1,143		Other non-operating (income) expense	(1,069)		2,035
2,756		9,011		Impairment of long-lived assets	2,756		9,011
2,666	(1)	1,290	(2)	Other expenses	7,718	(3)	4,034	(4)
(4,775)		(3,065)		Tax effect of Paired Share income adjustments	(8,505)		(4,438)
$71,461		$66,600		Adjusted Paired Share Income	$160,253		$163,803

$0.36		$0.33		Adjusted Paired Share Income per Paired Share – diluted	$0.79		$0.80

200,696		204,685		Weighted average Paired Shares outstanding – diluted	202,252		204,538

(1) Includes loss on disposal of assets of approximately $2.2 million and costs incurred in connection with the October 2016 secondary offering of approximately $0.4 million.

(2) Includes loss on disposal of assets of approximately $1.3 million.

(3) Includes loss on disposal of assets of approximately $7.2 million, costs incurred in connection with the October 2016 secondary offering of approximately $0.4 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of 53 hotel properties.

(4)  Includes loss on disposal of assets of approximately $3.3 million and costs incurred in connection with the preparation of the registration statement filed in June 2015 of approximately $0.7 million.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2016	2015		% Variance		2016	2015		% Variance
$349,076	$355,445		(1.8)%	Room revenues	$960,046	$974,127		(1.4)%
5,445	5,071		7.4%	Other hotel revenues	14,822	14,291		3.7%
354,521	360,516		(1.7)%	Total hotel revenues	974,868	988,418		(1.4)%
147,605	157,761		(6.4)%	Hotel operating expenses (1)	437,242	447,217		(2.2)%
$206,916	$202,755		2.1%	Hotel Operating Profit	$537,626	$541,201		(0.7)%
58.4%	56.2%		220 bps	Hotel Operating Margin	55.1%	54.8%		30 bps

NON-GAAP RECONCILIATION OF COMPARABLE HOTEL OPERATING PROFIT AND COMPARABLE HOTEL OPERATING MARGIN(2)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In thousands)
(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2016	2015		% Variance		2016	2015		% Variance
$349,076	$355,445		(1.8)%	Room revenues	$960,046	$974,127		(1.4)%
5,445	5,071		7.4%	Other hotel revenues	14,822	14,291		3.7%
—	(19,371)		(100.0)%	Total revenues of hotels not owned for entirety of periods presented	—	(54,748)		(100.0)%
354,521	341,145		3.9%	Comparable Hotel total revenues	974,868	933,670		4.4%
147,605	157,761		(6.4)%	Hotel operating expenses (1)	437,242	447,217		(2.2)%
—	(10,860)	(3)	(100)%	Hotel operating expenses of hotels not owned for entirety of periods presented	—	(30,557)	(3)	(100)%
147,605	146,901		0.5%	Comparable Hotel operating expenses	437,242	416,660		4.9%
$206,916	$194,244		6.5%	Comparable Hotel Operating Profit	$537,626	$517,010		4.0%

58.4%	56.9%		150 bps	Comparable Hotel Operating Margin	55.1%	55.4%		(30) bps

(1) Excludes loss on disposal of assets of approximately $2.2 million, $1.3 million, $7.2 million and $3.3 million, respectively.

(2) Comparable Hotel Operating Profit and Comparable Hotel Operating Margin include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated for the three and nine months ended September 30, 2016 and 2015.

(3) Excludes loss on disposal of assets of approximately $0 and $0.2 million, respectively.

EXTENDED STAY AMERICA, INC.
COMPARABLE HOTEL TOTAL REVENUES (1) AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA (1)
TWELVE MONTHS ENDED DECEMBER 31, 2015 (ACTUAL) AND 2016 (OUTLOOK)
(In thousands)
(Unaudited)

	Twelve Months Ended			Twelve Months Ending December 31, 2016
	December 31, 2015			(Outlook)
	(Actual)			Low		High
	$1,217,354		Comparable Hotel total revenues	$1,261,000		$1,267,000

	$283,022		Net income	$152,660		$166,083
	137,782		Interest expense, net	166,000		164,000
	76,536		Income tax expense	34,653		35,230
	203,897		Depreciation and amortization	223,000		218,000
	701,237		EBITDA	576,313		583,313
	(28,948)		Adjusted Property EBITDA of hotels not owned for entirety of periods presented	—		—
	10,500		Non-cash equity-based compensation	12,000		11,000
	2,732		Other non-operating expense (income)	(1,069)		(1,069)
	9,011		Impairment of long-lived assets	2,756		2,756
	(130,894)		Gain on sale of hotel properties	—		—
	10,495	(2)	Other expenses	11,000	(3)	10,000	(3)
	$574,133		Comparable Hotel Adjusted EBITDA	$601,000		$606,000
			% growth	4.7%		5.6%

(1)
Comparable Hotel total revenues and Comparable Hotel Adjusted EBITDA include the results of 629 Extended Stay America and Extended Stay Canada-branded hotels owned and operated as of December 31, 2015.

(2)
Includes costs incurred in connection with the preparation of the registration statement filed in June 2015 and the November 2015 secondary offering of approximately $0.9 million, transaction costs of approximately $0.3 million associated with the sale of hotel properties, and loss on disposal of assets of approximately $9.3 million, $0.3 million of which relates to hotels not owned for entirety of the periods presented.

(3)	Includes non-cash loss on disposal of assets and other non-operating transaction costs.